Exhibit 10.4

FIRST AMENDMEN TO THE

MANUFACTURING, DESIGN AND MARKETING AGREEMENT

This FIRST AMENDMENT TO THE MANUFACTURING, DESIGN AND MARKETING AGREEMENT (this “Amendment”) is entered into by and between Zounds Hearing, Inc., a Delaware corporation (“Subcontractor”) and InnerScope Hearing Technologies, Inc., a Nevada corporation, (the “Manufacturer”) dated effective November 2, 2018 (the “Effective Date”). Subcontractor and Manufacturer may also be referred to herein individually as “Party” or collectively as the “Parties”.

RECITALS

WHEREAS the Parties have entered into an agreement effective October 3, 2018 (the “Original Agreement”) whereby the Subcontractor as the Manufacturer’s subcontractor will provide design, technology, manufacturing and supply chain services to the Manufacturer to enable the Manufacturer to manufacture hearing aids and related components and accessories to be sold under Manufacturer’s exclusive brand names (the “Manufacturer’s Products”) through the Manufacturer’s various marketing and distribution channels as well as Subcontractor’s branded hearing aids and accessories (“Zound Products”).

WHEREAS, the Parties now desire to amend certain terms of the Original Agreement to clarify ongoing payment obligations of the Manufacturer.

NOW, THEREFORE, in consideration of the promises and covenants contained herein, the Parties hereby agree as follows:

1.              Amendment to Section 2. Section 2 of the Original Agreement is hereby deleted and replaced in its entirety with the following new Section 2:

“2.      Technology Access Fee. Manufacturer will pay Subcontractor One Million and No/100 USD ($1,000,000) (the “Technology Access Fee”). The Technology Access Fee will be paid as follows:

2.1       Cash Installments. Manufacturer shall pay Subcontractor eight (8) cash installments of $75,000 each. The first cash installment shall be paid no later than November 2, 2018 and each remaining installment shall be paid in subsequent four (4) week intervals beginning on the four week anniversary of the payment date of the first installment until such time as a total of $600,000 of cash installments has been paid.

2.2       Payments for Product Purchases and Product Surcharges. Manufacturer also agrees to purchase units of Zounds Products according to the following schedule:

Month Unit Purchases

November 2018 100 units

December 2018 165 units

January 2019 220 units

February 2019 285 units

March 2019 350 units

April 2019 410 units

May 2019 470 units

Such purchases are firm orders and may not be cancelled or delayed for any reason. Payment for each order is due prior to shipment of the products and products must be shipped no later than the 15th of any month. Manufacturer may choose the number and model of Zounds Products to purchase so long as the total number of units purchased in any one month is equal to the firm order number of units set forth above. In addition to the payment of the Product Price as set forth in Section 3.3 and the Royalties set forth in Section 3.5 of the Original Agreement for each unit, the Manufacturer shall also pay a $200 per unit surcharge (the “Product Surcharge”) for each unit that is ordered. The Product Surcharge shall only be paid on the first 2,000 units purchased by the Manufacturer. At such time as a total of $400,000 in the form of the Product Surcharge has been paid by the Manufacturer to the Subcontractor, the Product Surcharge shall be discontinued.

2.3       Full Payment of Technology Access Fee. At such time as a total of $600,000 in the form of Cash Installments and $400,000 in form of Product Surcharges for an aggregate total payment of $1,000,000 has been made by the Manufacturer to the Subcontractor under this Section 2, then the Technology Access Fee shall have been paid in full.”

2.              Defined Terms; Remaining Terms of the Original Agreement. Capitalized terms not defined herein shall be defined under the terms of the Original Agreement. All remaining terms, rights and obligations of the Parties as set forth in the Original Agreement that are not amended as set forth herein shall remain in full force and effect.

Signature Page to Follow

IN WITNESS WHEREFORE, the Parties have caused this Amendment to be executed by their duly authorized representatives as set forth below to be effective as of the Effective Date above.

ZOUNDS HEARING, Inc.

Date: ________________________ By:

Name: Samuel L. Thomasson

Title: President & Chief Executive Officer

Address: 6825 W. Galveston Street, Suite 9

Chandler, AZ 85226

Fax: ______________________________

Email: ____________________________

Innerscope Hearing Technologies, Inc.

Date: ________________________ By:________________________________

Name:        Matthew Moore

Title:        CEO

Address: 2151 Professional Drive 2nd Floor

Roseville, CA. 95616

Fax: (916) 218-4101

Email: matthew@innd.com